UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

SPORTS FIELD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54883	27-4841391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Winfield Road, Suite 200 Warrenville, Illinois 60555
(Address of Principal Executive Offices)

(508) 366-1000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 29, 2015, Sports Field Holdings, Inc. (the “Company”) entered into a director agreement (“Director Agreement”) with Tracy Burzycki, concurrent with Ms. Burzycki’s appointment to the Board of Directors of the Company (the “Board”) effective January 29, 2015 (the “Effective Date”). The Director Agreement may, at the option of the Board, be automatically renewed on such date that Ms. Burzycki is re-elected to the Board. Pursuant to the Director Agreement, Ms. Burzycki is to be paid a stipend of one thousand dollars ($1,000) per meeting of the Board, which shall be contingent upon her attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Ms. Burzycki shall receive warrants (the “Warrants”) to purchase two hundred thousand (200,000) shares of the Company’s common stock.  The exercise price of the Warrants shall be one dollar ($1.00) per share. The Warrants shall vest in equal amounts over a period of two (2) years at the rate of twenty-five thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the first fiscal quarter of 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 is hereby incorporated by reference.

Appointment of Director

On January 29, 2015, the Board approved by unanimous written consent the appointment of Tracy Burzycki as director of the Company, effective immediately.

Tracy Burzycki, age 45

Ms. Tracy Burzycki, age 45, brings over 14 years of experience in sales management, strategic planning, market evaluation and market penetration, following an eight-year career as a scientist.   From 2000 through the present, Ms. Burzycki has held various positions with Beckman Coulter, a company that develops, manufactures and markets products that simplify, automate and innovate complex biomedical testing, where she has been the Director, National Sales and Global Accounts from July 2011 through December 2014 and is currently the Director, Americas Sales-Life Sciences.

She has an undergraduate degree from the University of Connecticut and an MBA from Columbia University – Columbia Business School.

The Board believes that Ms. Burzycki’s extensive experience in sales management, strategic planning, market evaluation and market penetration will enable the Company to accelerate its growth in several key areas.

Family Relationships

Ms. Burzycki does not have any family relationships with a current officer or director of the Company.

Related Party Transactions

There are no applicable related party transactions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Director Agreement, dated January 29, 2015, between the Company and Tracy Burzycki

*filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS FIELD HOLDINGS, INC.

Date: February 5, 2015	By:	/s/ Jeromy Olsen
Jeromy Olson
Chief Executive Officer

3